STAMP DUTY -3. 1.23 HONG KONG

HONG KONG 03000.00 STAMP DUTY PAID

TENANCY AGREEMENT

An Agreement made on the 28th day of December of 2022

BETWEEN

1) LI Kin Shing (Holder of Hong Kong Identity Card No E401735(1)) of Flat D, 51/F, Tower 1, Sorrento, 1 Austin Road West, Kowloon, Hong Kong (the "Landlord"); and

2) Fenbo Industries Limited of Unit J, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong (the "Tenant").

1. THE PARTIES AGREE AS FOLLOWS:-

   a. The Landlord lets and the Tenant takes ALL THAT Unit J, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong (the "Premises") together with the use in common with the Landlord and all others having the like right of all the common areas, common access, entrances, staircase, lifts, passages of the building of which the Premises form part (the "Building") and all the easements and rights appurtenant to the Premises for the Term and at the Rent more particularised in Clauses 1b and 1c of this Agreement.

   b. The term of this Tenancy Agreement is TWO YEARS from the 1st day of January of 2023 to the 31st day of December of 2024 both days inclusive (the "Term").

   c. During the Term, the monthly rent for the Premises payable by the Tenant to the Landlord is Hong Kong Dollars Fifty Thousand Only (HK$ 50,000.00) (the "Rent"), exclusive of management fees, Government rent and rates.

2. DURING THE TERM, THE TENANT AGREES WITH THE LANDLORD AS FOLLOWS:

   a.
      i To pay the Landlord the Rent in advance on or before the 1st day of each and every calendar month during the Term at the manner which the Landlord shall specify to the Tenant from time to time;

ii To pay all the management fees and service fees payable by the owner or occupier of Premises pursuant to the Deed of Mutual Covenant and Management Agreement (if any) relating to the Building; and

iii To pay all the Government rent and rates assessed and imposed by the Government on the Premises.

b. To pay all utility charges including water, gas, electricity, and telephone and the deposits for the supply of such utilities and other similar charges payable in respect of the Premises.

c. Not to do or permit to be done any act or thing which amounts to a breach of any term or condition contained in the Government Lease or Conditions of Grant under which the land of the Building is held from the Government.

d. To comply with all ordinances, regulations, bye-laws, rules, orders and requirements of the Government or any other competent authority relating to the use and occupation of the Premises.

e. To observe and perform all the covenants, terms, and provisions in the Deed of Mutual Covenant, Sub-Deed of Mutual Covenant (if any), Management Agreement (if any), or House Rules (if any) in relation to the Building and the Premises and to observe all the rules, regulations and orders made by the manager or incorporated owners of the Building.

f. Not to use or permit the Premises or any part of the Premises to be used for any illegal or immoral purpose.

g. To maintain and keep the interior of the Premises including all the Landlord's fixtures and fittings and the Furniture (if any) in good and tenantable repair and condition (fair wear and tear and damage caused by inherent defects excepted).

h. Not to make any alteration, demolition or addition to the Premises and not to carry out any works which may interfere with the condition or the wiring or the piping of the Premises without the prior written consent of the Landlord, such consent shall not be unreasonably withheld.

i. Not to do or permit to be done any act or thing which may become a nuisance, annoyance, disturbance or unlawful interference to the Landlord or to the tenants or occupiers of other premises in the Building or in any adjoining or neighbouring building.

j. Not to assign, transfer, sublet or part with possession of the Premises or any part of the Premises and not to enter into any arrangement which any person who is not a party to this Agreement can obtain possession and use of the Premises.

k. To permit the Landlord and all persons authorised by the Landlord at all reasonable times to enter into the Premises for viewing the condition of the Premises, taking inventories of the fixtures and fittings in the Premises or carrying out any repair works under the Landlord's responsibility in this Agreement provided that the Landlord shall give prior oral or written reasonable notice to the Tenant (except in case of emergency).

l. To permit the Landlord and any persons authorised by the Landlord, during the last 3 months of the Term, to show the Premises or any part of the Premises to prospective tenants or purchasers at all reasonable times provided that the Landlord shall give prior oral or written reasonable notice to the Tenant.

m. At the expiration or early termination of this Agreement, to quietly yield up the Premises including the Landlord's fixtures and fittings and the Furniture (if any) in good repair and condition (fair wear and tear and damage caused by inherent defects excepted).

n. At the expiration or early termination of this Agreement, to re-instate the Premises to its original condition at the commencement of this Agreement and to make good all the damage caused by the erection or removal of any alteration, addition or works which the Tenant may have carried out in the Premises with or without the consent of the Landlord.

3. DURING THE TERM, THE LANDLORD AGREES WITH THE TENANT AS FOLLOWS:

a. To pay the property tax of the rental received on the Premises as assessed by the Inland Revenue Department.

b. Provided the Tenant has paid the Rent in accordance with this Agreement and has duly observed and performed all the terms in this Agreement, the Tenant may peacefully hold and enjoy the Premises during the Term without any interruption by the Landlord.

c. To keep and maintain the external and structural parts of the Premises in a proper state of repair but the Landlord's liability shall not be incurred unless and until written notice of any defect or need of repair has been given by the

Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair and remedy the same after the lapse of a reasonable time from the date of service of such notice.

4. DURING THE TERM, THE PARTIES FURTHER AGREE AS FOLLOWS:-

a. Upon the signing of this Agreement, the Tenant shall pay to the Landlord a deposit of Hong Kong Dollars One Hundred Thousand Only (HK$100,000.00) to secure the due observance and performance of the terms in this Agreement by the Tenant (the "Deposit").

b. If the Rent or any payment payable by the Tenant under this Agreement shall be unpaid wholly or partially for 15 days after the due date (whether legally or formally demanded or not) or if the Landlord shall suffer any loss or damages or incur any expenses due to the breach of any term of this Agreement by the Tenant, the Landlord shall deduct any outstanding sum or any loss, damages and expense suffered or incurred by the Landlord from the Deposit without prejudice to the Landlord's right to claim any further damages and any other right or remedy which the Landlord may have against the Tenant in respect of such non-payment or breach of this Agreement. Upon such deduction, the Tenant shall immediately deposit the deducted amount with the Landlord to maintain the Deposit at the sum of Hong Kong Dollars One Hundred Thousand Only (HK$100,000.00) throughout the Term.

c. At the expiration or early termination of this Agreement and provided there is no outstanding Rent and payment owed by the Tenant and there is no breach of any term of this Agreement by the Tenant, the Landlord shall refund the Deposit (less any deductions which the Landlord can make according to this Agreement) to the Tenant without interest within 14 days after the delivery of vacant possession of the Premises to the Landlord or after full settlement of any outstanding payment payable by Tenant under this Agreement, whichever is later.

d. If the Rent or any payment payable by the Tenant under this Agreement shall be unpaid wholly or partially for 15 days after the due date (whether legally or formally demanded or not) or if the Tenant shall commit a breach of any term in this Agreement or if the Tenant shall become bankrupt or if the Tenant shall suffer any distress or execution to be levied on the Tenant's furniture or chattels, the Landlord is entitled, at any time after the happening of any such event, to re-enter the Premises and this Agreement shall absolutely cease and determine but without prejudice to any right or remedy

that the Landlord may have against the Tenant in respect of any breach of this Agreement.

e. If the Premises is subject to an existing mortgage or charge, then this Agreement is subject to the mortgagee or chargee's prior consent. If the Landlord fails to obtain such consent and consequently the mortgagee or chargee seeks repossession of the Premises, the Tenant shall have the option to terminate this Agreement by written notice, the Landlord shall return to the Tenant the Deposit without interest within 7 days from the termination of this Agreement and shall indemnify the Tenant against all liabilities, claims, damages and costs incurred by the Tenant as a consequence of such repossession or termination, including relocation costs.

f. A written notice served by the Landlord on the Tenant or left at the Premises to the effect that the Landlord exercises the power of re-entry shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

g. For the purpose of this Agreement, any act, default, neglect, or omission of any guest, visitor, employee, agent, licensee or invitee of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.

h. The stamp duty payable on this Agreement and its counterpart shall be borne by the Landlord and the Tenant in equal shares.

i. This Agreement supersedes all prior negotiation, representation, understanding and agreement made by the parties. This Agreement constitutes the entire agreement of the parties relating to the letting of the Premises.

j. Unless the context requires otherwise, words importing the singular include the plural and vice versa, and words importing a gender include every gender.

SIGNED BY LI Kin Shing)
the Landlord (Holder of HKID Card No E401735(1)))

Landlord's signature

RECEIVED the Sum of HONG KONG DOLLARS ONE)
HUNDRED THOUSAND ONLY (HK$100,000.00) being the)
Deposit paid by the Tenant to the Landlord.)

Landlord's signature

For and on behalf of
FENBO INDUSTRIES LIMITED

SIGNED BY Fenbo Industries Limited)
the Tenant)

Tenant's signature
Authorized Signature(s)

Dated the 28th day of December of 2022

LI Kin Shing (the "Landlord")

AND

Fenbo Industries Limited (the "Tenant")

TENANCY AGREEMENT

In respect of

Unit J, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong ("the Premises")
